Exhibit 99.1

Cerberus Sentinel Names Chief Financial Officer to Leadership Team

U.S. cybersecurity services firm promotes experienced financial professional

SCOTTSDALE, Ariz., June 22, 2021 (GLOBE NEWSWIRE) -- Cerberus Cyber Sentinel Corporation (OTC: CISO) (“Cerberus Sentinel”), a cybersecurity consulting and managed services firm based in Scottsdale, Ariz., announced today that Deb Smith has been named Chief Financial Officer effective June 18, 2021. As CFO, she will oversee all financial and accounting operations and work closely with CEO David Jemmett and COO Bryce Hancock.

Prior to joining Cerberus Sentinel, Smith served as Controller for JDA Software, Executive Vice President of Finance for Arrivia, Inc., and Chief Accounting Officer for BeyondTrust. Earlier in 2021, Smith joined Cerberus Sentinel as Executive Vice President, Finance and Accounting. She has overseen the successful migration of Cerberus Sentinel and subsidiaries books and records to NetSuite and provided financial due diligence on various acquisitions.

“With our acquisition and organic growth model, having a CFO with both a deep understanding of our financial ecosystem and the complexities of integration is critical to our success,” said David Jemmett, founder and CEO of Cerberus Sentinel. “Deb brings tremendous expertise to this vital role, and her intimate knowledge of our accounting structure will allow for a seamless transition. She is a proven financial professional that shares our culture.”

“Deb has a wealth of experience, knowledge and expertise as a financial leader,” said Bryce Hancock, COO of Cerberus Sentinel. “Having seen this firsthand through working with her, I couldn’t be more pleased to have her in command of this strategic leadership role.”

“I consider it a privilege to expand my role within the Cerberus family. I believe the potential for growth and value creation is tremendous, given the deep pool of talent, strong customer base, and worldwide demand,” said Deb Smith. “I am confident we can continue to execute and build consistent growth. I look forward to partnering with the team as we move into the next stage of our strategic development.”

About Cerberus Sentinel

Cerberus Sentinel is an industry leader in Managed Cybersecurity and Compliance (MCCP) services with its exclusive MCCP+ managed cybersecurity and compliance services plus culture program. The company seeks to expand by acquiring world-class cybersecurity talent and utilizes the latest technology to create innovative solutions that protect the most demanding businesses and government organizations against continuing and emerging security threats.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect Cerberus Sentinel's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" and elsewhere in Cerberus Sentinel's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect Cerberus Sentinel's future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Cerberus Sentinel's actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Charles J. Zigmund, Vice President

Cerberus Sentinel

617-838-4183

charles.zigmund@cerberussentinel.com

Investor Relations:

Matt Glover or Alex Kovtun

Gateway Investor Relations

949-574-3860

CISO@gatewayir.com

Public Relations:

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com